Exhibit 10.39

First Amendment

to the Construction Agreement between

The Henderson Corporation and Dendreon Corporation

THIS FIRST AMENDMENT to the Construction Agreement (the “First Amendment”) dated as of April 4, 2006, is entered into by and between Dendreon Corporation, having an office at 3005 First Avenue, Seattle, WA, 98121 (“Owner”) and The Henderson Corporation, having an office at 575 State Hwy. 28, Raritan, NJ, 08869 (“Contractor”).

WHEREAS, Contractor and Owner entered into a Construction Agreement dated November 4, 2005 (the “Agreement”); and

WHEREAS, Contractor and Owner entered into Change Order No. 1 dated December 13, 2005 (“Change Order No. 1”); and

WHEREAS, Contractor and Owner desire to amend the Agreement and Change Order No. 1 to reflect certain changed conditions and the new understanding between the parties as set forth below;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.	Scope of the Work.

Section 2.01 of the Agreement is hereby replaced in its entirety with the following provision:

Contractor shall perform all Construction services described in this Agreement in connection with the construction of the Work. The general scope of the Work is set forth in the Redesign Meeting Notes dated January 5-6, 2006, the layout as depicted in Perkins + Will drawing identified as 06.01.16 and the Further Reduced Scope Estimate, all of which are attached hereto as Exhibit A, and further as follows:

The scope of work is revised to reduce the size of the New Jersey manufacturing facility from a 48 workstation facility to a 12 workstation facility with appropriate laboratory and support areas.

Owner shall be responsible for obtaining all consents, licenses and easements required from adjoining property owners.

2.	Contract Sum.

a.	Section 3.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

As consideration for the full and complete performance of the Work and all of Contractor’s obligations hereunder, Owner shall pay to Contractor a sum of money (“Contract Sum”) equal to the total of:

(i)	a fee (“Contractor’s Fee”) Contractor’s Fee includes all overhead (including home office personnel and expenses not otherwise reimbursable under Section 3.09 hereof) and profit;

(ii)	General Conditions, as provided in Section 3.03 and;

(iii)	Contractor’s Reimbursable Costs as defined in Article IV hereof,

provided, however, that except as expressly provided herein, the Contract Sum shall not exceed three million one hundred seventy five thousand dollars ($3,175,000) (the “Not to Exceed Price” or “NTE”).

b.	All references throughout the Agreement to Guaranteed Maximum Price or GMP shall be replaced with Not to Exceed Price or NTE, respectively.

c.	Section 3.02 of the Agreement is hereby replaced in its entirety with the following provision:

The Contractor’s Fee, Contractor’s Fixed Fee and Contractor’s Substantial Completion Fee are included in the Contract Sum and therefore shall not otherwise be identified as separate sums.

d.	Section 3.03 of the Agreement is hereby replaced in its entirety with the following provision:

The Contractor’s General Conditions Costs are included in the Contract Sum and therefore shall not otherwise be identified as a separate sum.

e.	Section 3.04 of the Agreement is hereby deleted in its entirety.

3.	Construction Phase.

Section 7.02 of the Agreement and the Work is hereby supplemented with the following provision:

(gg) procure certain equipment, as set forth on Exhibit A-1 attached hereto, on behalf of Owner (the “Equipment”).

4.	Management of the Work.

Section 16.03 is hereby revised to replace the name “Allan Wenzel” with that of “Andy Scherer”.

The following provision shall be added to the Agreement as a new Section 16.04:

Contractor agrees to allow Owner’s representative(s) to monitor Contractor’s progress and expeditures throughout the duration of the Project. As such, Contractor agrees to provide Owner’s representative(s) with any and all documents to support any and all expeditures and further agrees to work cooperatively with such representative(s) at all times to ensure that the Project is completed within the NTE.

5.	Additional Provisions.

Section 29.06 is hereby revised to replace the name “Allan Wenzel” with that of “Andy Scherer”.

6.	Exhibit A.

Exhibit A to the Agreement is hereby replaced with the new Exhibit A, attached hereto.

8.	Exhibit C.

Exhibit C is hereby replaced in its entirety with a new Exhibit C, attached hereto.

9.	Change Order No. 1.

Change Order No. 1 is hereby deleted in its entirety.

10.	Miscellaneous.

a.

This First Amendment, when executed by the parties, shall be effective as of the date stated above. All understandings and agreements heretofore had among Contractor and Owner with respect to the Project are merged into, or superseded by, this First Amendment. This First Amendment fully and completely expresses the agreement of the parties with respect to the Work and the Project and shall not be modified or amended except by written agreement executed by each of the parties hereto. Contractor understands and agrees that no representations of any kind whatsoever have been made to it other than as appear in this First Amendment, that it has not relied on any such representations and that no claim that it has so relied on may be made at any time and for any purpose.

b.	This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

c.	Except as amended and/or modified by this First Amendment, the Agreement is hereby ratified and confirmed and all other terms of the Agreement shall remain in full force and effect, unaltered and unchanged by this First Amendment. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

IN WITNESS WHEREOF, the parties have executed this First Amendment, effective as of the date indicated above.

DENDREON CORPORATION		THE HENDERSON CORPORATION

By:	/s/ Mitchell H. Gold, M.D.	By:	/s/ George W. Alston
Name:	Mitchell H. Gold, M.D.	Name:	George W. Alston
Its:	President and CEO	Its:	Vice President